Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-218913) pertaining to the CIBC Bank USA Savings, Retirement & Employee Stock Ownership Plan of our report dated June 27, 2019, with respect to the financial statements and schedule of the CIBC Bank USA Savings, Retirement & Employee Stock Ownership Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Chicago, Illinois
June 27, 2019